Exhibit 99.1

News Release

ON Semiconductor and GLOBALFOUNDRIES Partner to Transfer

Ownership of East Fishkill, NY 300mm Facility

Acquisition optimizes cost structure, increases manufacturing capacity and positions both companies for future growth

Key Transaction Highlights:

•	Technology team with extensive 300mm manufacturing and development experience

•	Defined multi-year transition period with 300mm operating partner enabling strong factory loading

•	Path for high volume MOSFET and IGBT turnkey capacity, along with advanced CMOS capability

PHOENIX, Ariz. and SANTA CLARA, Calif. – April 22, 2019 – ON Semiconductor Corporation (Nasdaq: ON) (“ON Semiconductor”) and GLOBALFOUNDRIES today announced that they have entered into a definitive agreement for ON Semiconductor to acquire a 300mm fab located in East Fishkill, New York. The total consideration for the acquisition is $430 million, of which $100 million has been paid at signing of the definitive agreement, and $330 million will be paid at the end of 2022, after which ON Semiconductor will gain full operational control of the fab, and the site’s employees will transition to ON Semiconductor. Completion of the transaction is subject to regulatory approval and other customary closing conditions.

The agreement allows ON Semiconductor to increase its 300mm production at the East Fishkill fab over several years, and allows for GLOBALFOUNDRIES to transition its numerous technologies to the company’s three other at-scale 300mm sites. Under the terms of the agreement, GLOBALFOUNDRIES will manufacture 300mm wafers for ON Semiconductor until the end of 2022. First production of 300mm wafers for ON Semiconductor is expected to start in 2020.

The agreement also includes a technology transfer and development agreement and a technology license agreement. This provides a world class, experienced 300mm manufacturing and development team to enable conversion of ON Semiconductor wafer processes from 200mm to 300mm. ON Semiconductor will also have immediate access to advanced CMOS capability including 45nm and 65nm technology nodes. These processes will form the basis for future technology development at ON Semiconductor.

“We are pleased to welcome the GLOBALFOUNDRIES Fab10 team to ON Semiconductor’s team. The acquisition of 300 mm East Fishkill fab is another major step in our progress towards leadership in power and analog semiconductors,” said Keith Jackson, president and chief executive officer of ON Semiconductor. “The acquisition adds additional capacity over next few years to support growth in our

ON Semiconductor and GLOBALFOUNDRIES Partner to Transfer Ownership of East Fishkill, NY 300mm Facility

power and analog products, enables incremental manufacturing efficiencies, and accelerates progress towards target our financial model. I am very excited about the opportunity this acquisition creates for customers, shareholders, and employees of the two companies and look forward to a successful partnership with GLOBALFOUNDRIES in the coming years.”

“ON Semiconductor is an ideal partner for GLOBALFOUNDRIES and this agreement is a transformative step in our journey to build GLOBALFOUNDRIES into the world’s leading specialty foundry,” said Tom Caulfield, CEO at GLOBALFOUNDRIES. “This partnership enables GLOBALFOUNDRIES to further optimize our assets globally and intensify our investments in the differentiated technologies that fuel our growth while securing a long-term future for the Fab 10 facility and our employees.”

“We are excited to support ON Semiconductor’s expansion to the Mid-Hudson Region, which will keep high paying manufacturing jobs in New York State and support the company’s plan for future growth and development,” said Howard Zemsky, president and CEO at Empire State Development.

Teleconference

ON Semiconductor will host a conference call for the financial community at 9:00 a.m. Eastern Standard Time (EST), on April 22, 2019, to discuss this announcement. ON Semiconductor will also provide a real-time audio webcast of the teleconference on the Investors page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately one year following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing (877) 356-3762 (U.S./Canada) or (262) 558-6155 (International). In order to join this conference call, you will be required to provide the Conference ID Number – which is 7881834.

About ON Semiconductor

ON Semiconductor (Nasdaq: ON) is driving energy efficient innovations, empowering customers to reduce global energy use. The Company is a leading supplier of semiconductor-based solutions, offering a comprehensive portfolio of energy efficient power management, analog, sensors, logic, timing, connectivity, discrete, SoC and custom devices. The Company’s products help engineers solve their unique design challenges in automotive, communications, computing, consumer, industrial, medical, aerospace and defense applications. ON Semiconductor operates a responsive, reliable, world-class supply chain and quality program, a robust compliance and ethics program and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the Company references its website in this news release, information on the website is not to be incorporated herein.

About GLOBALFOUNDRIES

GLOBALFOUNDRIES is a leading specialty foundry delivering truly differentiated semiconductor technologies for a range of high-growth markets. GLOBALFOUNDRIES provides a unique combination of design, development, and fabrication services, with a range of innovative IP and feature-rich offerings including FinFET, FDX™, RF and analog mixed signal. With a manufacturing footprint spanning three continents, GF has the flexibility and agility to meet the dynamic needs of clients across the globe.

ON Semiconductor and GLOBALFOUNDRIES Partner to Transfer Ownership of East Fishkill, NY 300mm Facility

GLOBALFOUNDRIES is owned by Mubadala Investment Company. For more information, visit www.globalfoundries.com.

Cautions regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to statements related to the consummation and benefits of the acquisition by ON Semiconductor of the East Fishkill fab from GLOBALFOUNDRIES, including statements about 300mm wafer production, transfers of technology, the benefits of technology transfer and license agreements, anticipated optimization of manufacturing, and progress towards ON’s previously announced financial model. These forward-looking statements are based on information available to ON Semiconductor as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, such risks and uncertainties include, but are not limited to the risk that one or more closing conditions to the transaction may not be satisfied or waived, on a timely basis or otherwise, and the risk that the transaction does not close when anticipated, or at all, including the risk that the requisite regulatory approvals may not be obtained. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of ON Semiconductor’s filings with the Securities and Exchange Commission. These forward-looking statements are as of the date hereof and should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as may be required by law. For additional information, visit ON Semiconductor’s corporate website, www.onsemi.com, or for official filings visit the SEC website, www.sec.gov.

Contacts

Erica McGill

Corporate Communications / Media Relations

GLOBALFOUNDRIES

(518) 795-5240

erica.mcgill@globalfoundries.com

Kris Pugsley	Parag Agarwal
Corporate Communications / Media Relations	Vice President Investor Relations and Corporate Development
ON Semiconductor	ON Semiconductor
(312) 909-0661	(602) 244-3437
kris.pugsley@onsemi.com	investor@onsemi.com

# # #

ON Semiconductor and GLOBALFOUNDRIES Partner to Transfer Ownership of East Fishkill, NY 300mm Facility